Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Fourth Quarter and Full Year Fiscal 2023 Financial Results

Execution of BD 2025 Strategy Driving Durable, Broad-Based Growth

•Q4 revenue of $5.1 billion increased 6.8% as reported and 5.9% on a currency-neutral basis
•Q4 revenue from base business (which excludes COVID-only diagnostic testing) grew 7.3% as reported, 6.3% currency-neutral or 7.0% organic
•Q4 GAAP and adjusted diluted EPS from continuing operations of $0.53 and $3.42, respectively
•FY23 revenue of $19.4 billion increased 2.7% as reported and 4.5% on a currency-neutral basis
•FY23 revenue from base business grew 5.1% as reported, 7.0% currency-neutral or 5.8% organic
•FY23 GAAP and adjusted diluted EPS from continuing operations of $5.10 and $12.21, respectively
•Company issues FY24 guidance including 5.75% organic revenue growth at midpoint of 5.25% to 6.25% range; announces 52nd consecutive year of dividend increases

FRANKLIN LAKES, NJ (November 9, 2023) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fourth quarter and full year of fiscal 2023, which ended September 30, 2023.

“We achieved another quarter, and another year, of strong performance through our talented team’s execution of our BD2025 strategy and differentiated portfolio of medical technologies that are increasing healthcare efficiency and improving the lives of patients around the world,” said Tom Polen, chairman, CEO and president of BD. “Looking ahead, continued execution of our category leadership strategy in higher-growth markets, advancement of our strong innovation pipeline and delivery against our simplification programs position us well to deliver durable growth in fiscal 2024 and beyond.”

Recent Business and ESG Highlights

•BD Medical:
•The Medication Management Solutions business unit began shipping the updated BD Alaris™ Infusion System at the end of September as part of its remediation process.
•The Medication Delivery Solutions business unit advanced its “One-Stick Hospital Stay” vision with the launch of its next-generation needle-free blood draw technology. With FDA 510(k) clearance, the new PIVO™ Pro Needle-free Blood Collection Device delivers the first and only compatibility with integrated catheters, including the new Nexiva™ Closed IV Catheter System with NearPort™ IV Access, bringing an elevated standard of care to more U.S. hospitals.
•BD Life Sciences:
•The Integrated Diagnostics Solutions business unit received FDA 510(k) clearance for the BD Respiratory Viral Panel for BD MAX™ System, a single molecular diagnostic combination test that identifies and distinguishes COVID-19, Influenza A/B and RSV.
•BD Interventional:
•The Peripheral Intervention business unit began investigation of the safety and effectiveness of the BD Liverty™ Transjugular Intrahepatic Portosystemic Shunt (TIPS) Stent Graft to reduce complications associated with portal hypertension with first patient enrollment in the ARCH study.
•Ranked in the top 10 for overall transparency and awarded Best Code of Conduct among S&P 250 companies in the fifth annual U.S. Transparency Awards by Labrador.
•Named among the 100 Best Corporate Citizens of 2023 by 3BL and top two in the health care equipment and services industry.
•Completed industry-first circular economy pilot, partnering with Casella Waste Systems, Inc. to manage discarded needles and syringes that led to 40,000 pounds of medical waste being recycled.

Fourth Quarter Fiscal 2023 Operating Results

	Three Months Ended September 30,		Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2023	2022
Revenues	$5,087	$4,761	6.8%	5.9%
Base Revenues[1]	$5,070	$4,724	7.3%	6.3%

Base Organic Revenue Growth[1]				7.0%

Reported Diluted Earnings per Share from Continuing Operations	$0.53	$0.92	(42.4)%	(41.3)%
Adjusted Diluted Earnings per Share from Continuing Operations[1]	$3.42	$2.75	24.4%	24.7%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
•Base Revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.
•Base Organic Revenue Growth denotes foreign currency neutral Base Revenues adjusted for the incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]
	2023	2022
United States	$2,879	$2,708	6.3%	6.3%

International	$2,209	$2,053	7.6%	5.3%

Total Revenues	$5,087	$4,761	6.8%	5.9%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]	Base Organic Revenues Change[1]
	2023	2022
BD Medical	$2,554	$2,377	7.5%	6.2%	7.5%	6.2%	6.2%

BD Life Sciences	$1,330	$1,287	3.3%	2.2%	5.0%	3.8%	3.8%

BD Interventional	$1,203	$1,097	9.7%	9.6%	9.7%	9.6%	12.8%

Total Revenues	$5,087	$4,761	6.8%	5.9%	7.3%	6.3%	7.0%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
•Base Revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.
•Base Organic Revenues denotes foreign currency neutral Base Revenues adjusted for the incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by strong double-digit growth in MMS and PS.
•MDS performance reflects softness in China driven by market dynamics including volume-based procurement. This was partially offset by strong performance in Catheter Solutions in North America and Europe through continued execution of our Vascular Access Management strategy.
•MMS performance reflects double-digit growth in Dispensing driven by BD Pyxis™ which focuses on improving workflows and efficiencies, and double-digit growth in Pharmacy Automation, driven by our Parata and BD ROWA™ solutions that help pharmacies address rising costs and labor shortages.
•PS performance reflects continued strong demand for pre-fillable solutions for biologics such as BD Hypak™ and innovative products like BD Neopak™, partially offset by a slowdown in China exports of anticoagulants.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects solid growth in the base business and a decline, as expected, in COVID-only testing revenues.
•IDS base business performance reflects high single-digit growth in our Microbiology platform driven by continued adoption of our BD Kiestra™ Total Modular Track solutions and strong ID/AST instrument placements, and continued strong growth from Molecular IVD assays leveraging the BD COR™ System and the incremental BD Max™ System installed base. This growth was partially offset by the comparison to the prior year COVID-related recovery in China and a decline in Specimen Management that was driven by distributor and customer stocking in the prior year.
•BDB performance reflects advancement of our category leadership in flow cytometry supported by double-digit growth in Research Instruments driven by strong demand for our recently launched BD FACSDiscover™ S8 Cell Sorter, and double-digit growth in Clinical Reagents leveraging our growing installed base of FACSLyric™ analyzers and FACSDuet™ automation.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance was driven by strong growth across the segment.
•Surgery performance reflects double-digit growth in Advanced Repair and Reconstruction, driven by continued market adoption of the Phasix™ hernia resorbable scaffold, and double-digit growth in Infection Prevention, driven by strong demand for ChloraPrep™ and aided by the comparison to prior-year distributor inventory reductions. The unit's performance also reflects the impact from the divestiture of the Surgical Instrumentation platform.
•PI performance reflects double-digit growth in Peripheral Vascular Disease that was driven by global penetration of the Rotarex™ Atherectomy System, and strong performance in our Venous portfolio in China. Growth was aided by improved supply and distribution stabilization in EMEA following a new ERP implementation in fiscal 2022.
•UCC performance reflects double-digit growth in our PureWick™ solutions for chronic incontinence, driven by continued adoption in both the acute care and alternative care settings. The unit’s performance also reflects double-digit growth in Targeted Temperature Management driven by market development, and Endourology, which reflects the success of the Aptra™ Digital Endoscope System.

Assumptions and Outlook for Full Year Fiscal 2024

The company provided the following guidance with respect to fiscal 2024.

•The company expects fiscal year 2024 revenues to be in the range of approximately $20.1 billion to $20.3 billion.
•Organic revenue growth is expected to be 5.25% to 6.25% including a headwind of over 25 basis points from the expected decline in COVID-only diagnostic testing.
•Total currency-neutral revenue growth is expected to be 4.5% to 5.5%. This reflects a negative impact of approximately 75 basis points from the impact of the Surgical Instrumentation platform divestiture.
•Based on current rates, foreign exchange represents a reduction of approximately 75 basis points to total company revenue growth.
•The company expects fiscal year 2024 adjusted diluted EPS to be $12.70 to $13.00, which represents growth of approximately 4% to 6.5%. This includes absorbing an estimated 75 basis point negative impact from the divestiture of the Surgical Instrumentation platform and approximately 375 basis-points negative impact from foreign currency based on current rates.
•On a currency-neutral basis, adjusted diluted EPS guidance represents growth of approximately 8.25% to 10.25%.

BD's outlook for fiscal 2024 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its fourth fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2024 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, organic revenue growth and adjusted diluted EPS growth for our 2024 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2024 fiscal year in relation to our underlying 2023 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its fourth quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, November 9, 2023. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-688-7339 (domestic) and 402-220-1347 (international) through the close of business on Thursday, November 16, 2023. A confirmation number is not needed to access the replay.

Basis of Presentation — Continuing Operations
On April 1, 2022, the Company completed the spin-off of its Diabetes Care business as a separate publicly traded company named Embecta Corp. The historical results of the Diabetes Care business are now accounted for as discontinued operations.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue, base revenue growth rates and base organic revenue growth rates on a currency-neutral basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the fourth quarter and full fiscal year 2023, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related costs, certain regulatory costs, certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, certain pension settlement costs, gain on sale of business and the impact of the extinguishment of debt. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the fourth quarter and full fiscal year 2023 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.

***

This press release and accompanying audio webcast on November 9, 2023 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact of disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the ongoing situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity or privacy laws or changes in laws impacting international trade or anti-corruption and bribery), or changes in reporting requirements or enforcement practices with respect to such laws; increased labor costs and labor shortages; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2023	2022	% Change
REVENUES	$5,087	$4,761	6.8

Cost of products sold	3,386	2,685	26.1
Selling and administrative expense	1,137	1,182	(3.8)
Research and development expense	281	300	(6.5)
Acquisition-related integration and restructuring expense	138	74	85.6
Other operating (income) expense, net	(203)	30	(777.8)
TOTAL OPERATING COSTS AND EXPENSES	4,738	4,272	10.9
OPERATING INCOME	349	490	(28.8)

Interest expense	(114)	(104)	9.0
Interest income	9	7	38.0
Other expense, net	(63)	(72)	11.7
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	181	321	(43.4)
Income tax provision	27	33	(17.5)
NET INCOME FROM CONTINUING OPERATIONS	154	287	(46.4)
Loss from Discontinued Operations, Net of Tax	(46)	—	(100.0)
NET INCOME	108	287	(62.5)
Preferred stock dividends	—	(23)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$108	$265	(59.3)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	0.53	0.93	(43.0)
Loss from Discontinued Operations	(0.16)	—	(100.0)
Basic Earnings per Share	$0.37	$0.93	(60.2)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	0.53	0.92	(42.4)
Loss from Discontinued Operations	(0.16)	—	(100.0)
Diluted Earnings per Share	$0.37	$0.92	(59.8)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	290,590	284,662
Diluted	292,701	286,574

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2023	2022	% Change
REVENUES	$19,372	$18,870	2.7

Cost of products sold	11,202	10,393	7.8
Selling and administrative expense	4,719	4,709	0.2
Research and development expense	1,237	1,256	(1.5)
Acquisition-related integration and restructuring expense	313	192	63.1
Other operating (income) expense, net	(210)	37	(667.8)
TOTAL OPERATING COSTS AND EXPENSES	17,261	16,588	4.1
OPERATING INCOME	2,111	2,282	(7.5)

Interest expense	(452)	(398)	13.7
Interest income	49	16	214.3
Other expense, net	(46)	(117)	61.0
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,662	1,783	(6.8)
Income tax provision	132	148	(11.0)
NET INCOME FROM CONTINUING OPERATIONS	1,530	1,635	(6.4)
(Loss) Income from Discontinued Operations, Net of Tax	(46)	144	(132.2)
NET INCOME	1,484	1,779	(16.6)
Preferred stock dividends	(60)	(90)	(33.3)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,424	$1,689	(15.7)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	5.14	5.42	(5.2)
(Loss) Income from Discontinued Operations	(0.16)	0.50	(132.0)
Basic Earnings per Share	$4.97	$5.93	(16.2)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	5.10	5.38	(5.2)
(Loss) Income from Discontinued Operations	(0.16)	0.50	(132.0)
Diluted Earnings per Share	$4.94	$5.88	(16.0)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	286,282	285,005
Diluted	288,392	287,364

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	September 30, 2023	September 30, 2022
	Preliminary
ASSETS
Cash and equivalents	$1,416	$1,006
Restricted cash	65	153
Short-term investments	8	8
Trade receivables, net	2,534	2,191
Inventories	3,273	3,224
Prepaid expenses and other	1,380	1,559
TOTAL CURRENT ASSETS	8,676	8,141
Property, plant and equipment, net	6,557	6,012
Goodwill and other intangibles, net	35,469	36,932
Other assets	2,078	1,848
TOTAL ASSETS	$52,780	$52,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,141	$2,179
Other current liabilities	5,500	5,632
Long-term debt	14,738	13,886
Long-term employee benefit obligations	1,023	902
Deferred income taxes and other liabilities	4,582	5,052
Shareholders’ equity	25,796	25,282
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,780	$52,934

The preliminary balance sheet is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Twelve Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES	Preliminary
Net income	$1,484	$1,779
Less: (Loss) income from discontinued operations, net of tax	(46)	144
Income from continuing operations, net of tax	1,530	1,635
Depreciation and amortization	2,288	2,229
Change in operating assets and liabilities and other, net	(828)	(1,394)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	2,990	2,471
INVESTING ACTIVITIES
Capital expenditures	(874)	(973)
Acquisitions, net of cash acquired	—	(2,070)
Proceeds from divestiture, net	540	—
Other, net	(382)	(178)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(716)	(3,220)
FINANCING ACTIVITIES
Change in short-term debt	(230)	230
Proceeds from long-term debt	1,662	497
Distribution from Embecta Corp.	—	1,266
Net transfer of cash to Embecta upon spin-off	—	(265)
Payments of debt	(2,155)	(805)
Repurchases of common stock	—	(500)
Dividends paid	(1,114)	(1,082)
Other, net	(120)	(77)
NET CASH USED FOR CONTINUING FINANCING ACTIVITIES	(1,956)	(736)
DISCONTINUED OPERATIONS
Net cash (used for) provided by operating activities	(1)	163
Net cash used for investing activities	—	(11)
Net cash provided by financing activities	—	145
NET CASH (USED FOR) PROVIDED BY DISCONTINUED OPERATIONS	(1)	298
Effect of exchange rate changes on cash and equivalents and restricted cash	5	(45)
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS AND RESTRICTED CASH	322	(1,233)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,159	2,392
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$1,481	$1,159

The preliminary cash flow is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions	$656	$651	0.8
Medication Management Solutions	602	527	14.3
Pharmaceutical Systems	188	170	10.6
TOTAL	$1,447	$1,348	7.3

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$447	$459	(2.6)
Biosciences	159	137	16.3
TOTAL	$606	$595	1.8

BD INTERVENTIONAL
Surgery	$279	$270	3.2
Peripheral Intervention	268	248	8.0
Urology and Critical Care	279	246	13.6
TOTAL	$826	$764	8.1

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$2,879	$2,708	6.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$442	$450	$7	(1.7)	(3.3)
Medication Management Solutions	194	168	7	15.4	11.5
Pharmaceutical Systems	471	411	17	14.7	10.7
TOTAL	$1,107	$1,028	$31	7.7	4.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$479	$471	$10	1.6	(0.6)
Biosciences	246	221	5	11.0	9.0
TOTAL	$724	$692	$15	4.7	2.5

BD INTERVENTIONAL
Surgery	$87	$77	$1	12.6	11.3
Peripheral Intervention	214	184	(1)	16.5	16.8
Urology and Critical Care	76	72	—	5.6	5.2
TOTAL	$377	$333	$1	13.2	13.0

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$2,209	$2,053	$46	7.6	5.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,098	$1,101	$7	(0.2)	(0.9)
Medication Management Solutions	796	695	7	14.6	13.7
Pharmaceutical Systems	659	581	17	13.5	10.6
TOTAL	$2,554	$2,377	$31	7.5	6.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$926	$930	$10	(0.4)	(1.5)
Biosciences	405	358	5	13.0	11.7
TOTAL	$1,330	$1,287	$15	3.3	2.2

BD INTERVENTIONAL
Surgery	$366	$347	$1	5.3	5.0
Peripheral Intervention	482	432	(1)	11.6	11.7
Urology and Critical Care	355	318	—	11.8	11.7
TOTAL	$1,203	$1,097	$1	9.7	9.6

TOTAL REVENUES FROM CONTINUING OPERATIONS	$5,087	$4,761	$46	6.8	5.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions	$2,519	$2,483	1.5
Medication Management Solutions	2,303	1,935	19.0
Pharmaceutical Systems	666	533	25.0
TOTAL	$5,488	$4,950	10.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,774	$2,190	(19.0)
Biosciences	603	542	11.4
TOTAL	$2,377	$2,732	(13.0)

BD INTERVENTIONAL
Surgery	$1,159	$1,094	5.9
Peripheral Intervention	1,016	960	5.8
Urology and Critical Care	1,073	986	8.8
TOTAL	$3,247	$3,040	6.8

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$11,113	$10,722	3.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,774	$1,825	$(84)	(2.8)	1.8
Medication Management Solutions	677	598	(25)	13.2	17.4
Pharmaceutical Systems	1,563	1,468	(33)	6.5	8.8
TOTAL	$4,014	$3,891	$(143)	3.2	6.8

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,850	$1,995	$(84)	(7.3)	(3.1)
Biosciences	906	838	(31)	8.1	11.8
TOTAL	$2,756	$2,833	$(115)	(2.7)	1.3

BD INTERVENTIONAL
Surgery	$338	$306	$(18)	10.5	16.2
Peripheral Intervention	849	799	(50)	6.2	12.5
Urology and Critical Care	301	319	(23)	(5.4)	1.8
TOTAL	$1,489	$1,424	$(91)	4.5	10.9

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$8,258	$8,148	$(349)	1.4	5.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$4,293	$4,308	$(84)	(0.3)	1.6
Medication Management Solutions	2,980	2,533	(25)	17.6	18.6
Pharmaceutical Systems	2,229	2,001	(33)	11.4	13.1
TOTAL	$9,502	$8,841	$(143)	7.5	9.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$3,624	$4,185	$(84)	(13.4)	(11.4)
Biosciences	1,509	1,379	(31)	9.4	11.6
TOTAL	$5,133	$5,564	$(115)	(7.8)	(5.7)

BD INTERVENTIONAL
Surgery	$1,497	$1,400	$(18)	6.9	8.2
Peripheral Intervention	1,865	1,759	(50)	6.0	8.9
Urology and Critical Care	1,374	1,305	(23)	5.3	7.1
TOTAL	$4,736	$4,464	$(91)	6.1	8.1

TOTAL REVENUES FROM CONTINUING OPERATIONS	$19,372	$18,870	$(349)	2.7	4.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$5,087	$4,761	$46	6.8	5.9
Less: COVID-19-only Diagnostic Testing Revenues	17	37	—	(54.0)	(53.9)
Base Revenues from Continuing Operations	$5,070	$4,724	$46	7.3	6.3

BD LIFE SCIENCES REVENUES	$1,330	$1,287	$15	3.3	2.2
Less: COVID-19-only Diagnostic Testing Revenues	17	37	—	(54.0)	(53.9)
Base BD Life Sciences Revenues	$1,313	$1,251	$15	5.0	3.8

Integrated Diagnostic Solutions Revenues	$926	$930	$10	(0.4)	(1.5)
Less: COVID-19-only Diagnostic Testing Revenues	17	37	—	(54.0)	(53.9)
Base Integrated Diagnostic Solutions Revenues	$909	$893	$10	1.8	0.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$19,372	$18,870	$(349)	2.7	4.5
Less: COVID-19-only Diagnostic Testing Revenues	73	511	(1)	(85.8)	(85.6)
Base Revenues from Continuing Operations	$19,299	$18,358	$(347)	5.1	7.0

BD LIFE SCIENCES REVENUES	$5,133	$5,564	$(115)	(7.8)	(5.7)
Less: COVID-19-only Diagnostic Testing Revenues	73	511	(1)	(85.8)	(85.6)
Base BD Life Sciences Revenues	$5,060	$5,053	$(113)	0.1	2.4

Integrated Diagnostic Solutions Revenues	$3,624	$4,185	$(84)	(13.4)	(11.4)
Less: COVID-19-only Diagnostic Testing Revenues	73	511	(1)	(85.8)	(85.6)
Base Integrated Diagnostic Solutions Revenues	$3,552	$3,673	$(83)	(3.3)	(1.1)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	FXN
TOTAL REVENUES FROM CONTINUING OPERATIONS	$5,087	$4,761	$46	5.9
Less: COVID-19-only Diagnostic Testing Revenues	17	37	—	(53.9)
Base Revenues from Continuing Operations	$5,070	$4,724	$46	6.3
Less: Inorganic revenue adjustment (1)	—	31	—	(100.0)
Base Organic Revenue from Continuing Operations	$5,070	$4,693	$46	7.0

BD INTERVENTIONAL REVENUES	$1,203	$1,097	$1	9.6
Less: Inorganic revenue adjustment (1)	—	31	—	(100.0)
BD Interventional Organic Revenue	$1,203	$1,066	$1	12.8

(1)    Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	FXN
TOTAL REVENUES FROM CONTINUING OPERATIONS	$19,372	$18,870	$(349)	4.5
Less: COVID-19-only Diagnostic Testing Revenues	73	511	(1)	(85.6)
Base Revenues from Continuing Operations	$19,299	$18,358	$(347)	7.0
Less: Inorganic revenue adjustment (1)	247	31	(1)	690.1
Base Organic Revenue from Continuing Operations	$19,052	$18,327	$(346)	5.8

(1)    Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Parata and Medkeeper in the Medical segment; Cytognos in the Life Sciences segment; and Venclose and Tissuemed in the Interventional segment. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$0.53	$0.92	$(0.39)	$(0.01)	$(0.38)	(42.4)%	(41.3)%
Purchase accounting adjustments ($363 million and $358 million pre-tax, respectively) (1)	1.24	1.25		—
Integration costs ($12 million and $23 million pre-tax, respectively) (2)	0.04	0.08		—
Restructuring costs ($119 million and $51 million pre-tax, respectively) (2)	0.41	0.18		0.01
Separation-related items ($4 million and $10 million pre-tax, respectively) (3)	0.02	0.03		—
European regulatory initiative-related costs ($36 million and $41 million pre-tax, respectively) (4)	0.12	0.14		—
Product, litigation, and other items ($458 million and $126 million pre-tax, respectively)(5)	1.56	0.44		—
Impacts of debt extinguishment ($22 million pre-tax)	—	0.08		—
Income tax benefit of special items ($(146) million and $(108) million, respectively)	(0.50)	(0.38)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$3.42	$2.75	$0.67	$(0.01)	$0.68	24.4%	24.7%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2023 includes a charge of $563 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $55 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating (income) expense, net. The amount in 2022 includes a charge of $31 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $68 million related to pension settlement costs to Other expense, net.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$5.10	$5.38	$(0.28)	$(0.37)	$0.09	(5.2)%	1.7%
Purchase accounting adjustments ($1.434 billion and $1.431 billion pre-tax, respectively) (1)	4.97	4.98		(0.01)
Integration costs ($67 million and $68 million pre-tax, respectively) (2)	0.23	0.24		(0.01)
Restructuring costs ($239 million and $123 million pre-tax, respectively) (2)	0.83	0.43		0.01
Separation-related items ($14 million and $20 million pre-tax, respectively) (3)	0.05	0.07		—
European regulatory initiative-related costs ($139 million and $146 million pre-tax, respectively) (4)	0.48	0.51		—
Product, litigation, and other items ($554 million and $268 million pre-tax, respectively) (5)	1.92	0.93		—
Impacts of debt extinguishment ($24 million pre-tax)	—	0.08		—
Income tax benefit of special items ($(399) million and $(366) million, respectively)	(1.38)	(1.27)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$12.21	$11.35	$0.86	$(0.39)	$1.25	7.6%	11.0%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2023 includes a charge of $653 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $57 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating (income) expense, net. The amount in 2022 includes charges of $72 million to adjust the estimate of future product remediation costs and $54 million related to a noncash asset impairment to Cost of products sold and charges of $73 million related to pension settlement costs recorded to Other expense, net.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION

	Full Year FY2023	Full Year FY2024 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues from Continuing Operations	$19,372

FY2024 Revenue Growth		+4.5% to 5.5%
FY2024 Inorganic Impact to Revenue Growth		(~75) basis points
FY2024 Organic Revenue Growth		+5.25% to +6.25%

Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~75) basis points
Total FY 2024 Revenues from Continuing Operations			$20.1 to $20.3 billion

Note - Inorganic Impact to Revenue Growth reflects the revenue decline attributable to divestitures for the first 12 months post-divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2024 Outlook
	Full Year FY2023 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.10
Purchase accounting adjustments ($1.434 billion pre-tax) (1)	4.97
Integration costs ($67 million pre-tax) (2)	0.23
Restructuring costs ($239 million pre-tax) (2)	0.83
Separation-related items ($14 million pre-tax) (3)	0.05
European regulatory initiative-related costs ($139 million pre-tax) (4)	0.48
Product, litigation, and other items ($554 million pre-tax) (5)	1.92
Income tax benefit of special items ($(399) million)	(1.38)
Adjusted Diluted Earnings per Share	$12.21	$12.70 to $13.00
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~375) basis points
FX Neutral % Change		~+8.25% to +10.25%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2023 includes a charge of $653 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $57 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating (income) expense, net.